UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 20, 2019

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-14893	11 -2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, NEW YORK 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Miami, Florida – June 20, 2019 – Passengers on cruise ships marvel at the magnificent views, but can be uncomfortable with too much sunlight, glare and heat. This week at the Cruise Ship Interiors Expo, cruise line executives, interior designers, outfitting experts, certified suppliers, and a busy flow of other visitors are experiencing the ultimate solution. For the first time, Vision Systems, a licensee of Research Frontiers (Nasdaq: REFR), is showcasing a variety of SPD-SmartGlass products designed for the cruise industry to dramatically improve the cruise ship passenger experience. The dream of taking a cruise just got dreamier.

One core benefit of these products is the remarkable control passengers and crew are given over unwanted environmental elements. At the touch of a button, the transparency level of windows, partitions, roofs, and other surfaces can be instantly and precisely changed, enabling unprecedented management of light, glare and heat entering the interior. Passengers and crew “tune” the amount of light coming into cruise ships to preserve and enhance views, reduce uncomfortable glare and heat, and provide for a superior wellness atmosphere. This environmental control system can also be automated, and the products are in the darkest, maximum heat-blocking state when not in use – resulting in a reduction of air conditioning consumption for cruise ship operators, and a cooler ship interior for passengers.

Research Frontiers Licensee and Strategic Investor Gauzy Joins Vision Systems

One of the products being demonstrated at the show is a solution that includes both SPD-Smart dimmable film as well as PDLC privacy film. This gives passengers the ability to select 100% privacy under any lighting conditions, while at the same time being able to independently tune the tint of the glass. Research Frontiers licensee Gauzy participated with Vision Systems – Gauzy film was used in this solution. Gauzy as well as Research Frontiers joined Vision Systems at their Expo booth, and were pleased with the steady crowd of visitors experiencing these innovative solutions for the cruise ship industry.

Vision Systems Multizone Dimmable Window with Integrated Transparent Information Panel

Vision Systems is featuring many of their SPD-SmartGlass solutions including a curved dimmable solution. Another key solution, as described by Vision Systems, “is a multizone dimmable window with an integrated transparent information panel based on electroluminescent technology. This elegant digital shade provides opacity control of a chosen zone of the window, and gives real time information to the passengers for a greater comfort and traveling experience. The sleek design of the solution conveys a modern high-end image allowing for brand differentiation.”

Research Frontiers licensee Vision Systems multizone dimmable window with integrated transparent information panel. Courtesy of Vision Systems.

Many cruise ship windows use traditional window shades, and are also highly tinted in an attempt to reduce the amount of time the shades must be down due to excessive light, glare or solar heat. While this reduces somewhat the time the shades have to be down, it remains ineffective for many lighting conditions. Even when the shade is up, the tint of the window limits the passengers’ views outside the ship during dusk, nighttime and pre-sunrise hours. Vision Systems’ SPD-SmartGlass solutions eliminates this problem with its ability to be in an optically clear state whenever desired.

Also, a key feature of the passenger experience onboard cruise ships is experiencing the magnificent views. With windows using shades, views are blocked at all times sunlight, glare or heat are uncomfortable. SPD-SmartGlass is the solution, by enabling passengers to instantly select a tint level that allows them to continue to enjoy views yet remain extremely comfortable, even in direct sun.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated June 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: June 21, 2019